UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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PETROALGAE INC.
(Name of Registrant As Specified In Its Charter)

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PETROALGAE INC.

1901 S. Harbor City Blvd., Suite 300

Melbourne, FL 32901

May 12, 2009

Dear Stockholders:

The purpose of this Information Statement is to advise the stockholders of PetroAlgae Inc., a Delaware corporation (the “Company”) of the following corporate actions taken by written consent:

1.	The ratification of the appointment of Stark Winter Schenkein & Co., LLP as independent auditor of the Company for 2009;

2.	The re-election of Sayan Navaratnam, John S. Scott, and Isaac Szpilzinger to the Board of Directors of the Company; and

3.	The adoption of the Company’s 2009 equity compensation plan.

Stockholders owning a majority of the outstanding voting securities of the Company entitled to vote on the above matters authorized the above corporate actions on May 11, 2009 by written consent in lieu of an annual general meeting of stockholders, in accordance with the requirements of the Delaware General Corporation Law. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is furnished pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), for the purpose of informing our stockholders of the actions described above before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the actions by stockholder consent will take effect 21 calendar days following the mailing of this Information Statement to stockholders. These actions have been approved by our Board of Directors and the holders of a majority of the Company’s common stock outstanding. Only stockholders of record at the close of business on May 11, 2009 are being given notice of these actions by written consent. The Company is not soliciting proxies.

This Information Statement is being mailed on or about May 12, 2009 to stockholders of record of PetroAlgae Inc. as of May 11, 2009, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate actions described below and the subsequent approval of such corporate actions by the written consent of stockholders holding in the aggregate 95.8% (as of May 11, 2009) of our outstanding shares entitled to vote on such corporate action. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of the corporate actions before they take effect.

/s/ John S. Scott

John S. Scott

Chairman of the Board

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On January 27, 2009, our Board of Directors approved a resolution to appoint Stark Winter Schenkein & Co., LLP as the independent auditor of the Company for 2009. The action taken by the Board of Directors was subsequently ratified by written consent of stockholders holding a majority of the voting stock outstanding as of May 11, 2009.

On May 11, 2009, stockholders holding a majority of the voting stock outstanding as of May 11, 2009 re-elected Sayan Navaratnam, John S. Scott, and Isaac Szpilzinger to the Board of Directors of the Company by written consent.

On May 11, 2009, our Board of Directors approved a resolution to adopt the 2009 Equity Compensation Plan for the Company. The action taken by the Board of Directors was subsequently ratified by written consent of stockholders holding a majority of the voting stock outstanding as of May 11, 2009.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above corporate actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon (other than elections to office).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 11, 2009, there were 104,425,246 shares of common stock issued and outstanding and no shares of series B preferred stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each such share held by such holder. Each share of series B preferred stock is entitled to 10 votes on all matters voted on and is convertible into 10 shares of common stock at the option of the holder. As of May 11, 2009, PetroTech Holdings Corp. was the record owner with respect to 100,000,000 shares of common stock, which represented 95.8% of the issued and outstanding common stock of the Company. PetroTech Holdings Corp. acquired its interest in the Company on December 16, 2008 when it acquired 9,000,000 shares of the Company’s Series B preferred stock (which were subsequently converted into common stock on a one-for-ten basis) and 10,000,000 shares of the Company’s common stock for $350,000, in the aggregate, from Corporate Services International, Inc. in a private placement transaction.

PetroTech Holdings Corp. approved the corporate actions described above.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number and percentage of shares of the Company’s common stock owned of record and beneficially by each director and each officer of the Company, and by each person beneficially owning more than five (5%) percent of any class of the common stock, as of December 22, 2008. Except as otherwise noted, the address of the referenced individual is c/o PetroAlgae Inc., 1901 S. Harbor City Boulevard, Suite 300, Melbourne, FL 32901.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

Name	Title of Stock Class	Beneficial Ownership	Percent of Class (4)
5% Holders
PetroTech Holdings Corp. (1) c/o Laurus Capital Management, LLC 335 Madison Avenue 10th Floor New York, New York 10017	Common Stock	100,000,000	95.9%

Officers and Directors
Sayan Navaratnam (2)	Common Stock	1,000,000	0.96%
John Scott (2)	Common Stock	—	—
Isaac Szpilzinger (2)	Common Stock	—	—
David Szostak (3)	Common Stock	—	—

All Directors and Officers as a Group (4 persons)	Common Stock	1,000,000	0.96%

(1)

PetroTech Holdings Corp. (“PetroTech”) is owned by Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), Valens Offshore SPV I, Ltd., a Cayman Islands limited company (“Valens SPV I”), Valens Offshore SPV II, Corp., a Delaware corporation (“Valens SPV II”), Laurus Master Fund, Ltd. (In Liquidation), a Cayman Islands limited company (the “Fund”), Calliope Capital Corporation, a Delaware corporation (“CCC”) and PSource Structured Debt Limited, a Guernsey company (“PSource”). The Fund, CCC and PSource are each managed by Laurus Capital Management, LLC, a Delaware limited liability company (“LCM”). Valens U.S., Valens SPV I and Valens SPV II are each managed by Valens Capital Management, LLC (“VCM”). Eugene Grin and David Grin, through other entities, are the controlling principals of LCM and VCM and share sole voting and investment power over all securities of the Company held by PetroTech. Eugene Grin and David Grin disclaim beneficial ownership of the securities of the Company held by PetroTech, except to the extent of such person’s pecuniary interest in PetroTech, if any.

(2)	Indicates director.
(3)	Indicates officer.
(4)	The percentage of common stock is calculated based upon 104,274,189 shares issued and outstanding as of December 22, 2008.

PROPOSAL 1

RATIFICATION OF

APPOINTMENT OF INDEPENDENT AUDITORS

The appointment by the Company’s Board of Directors of Stark Winter Schenkein & Co., LLP (“Stark Winter”), an independent registered public accounting firm, as the Company’s independent auditor was ratified by the written consent of the holders of a majority of the Company’s stock entitled to vote thereon as at May 11, 2009.

On March 19, 2008, the Company engaged Michael F. Cronin, CPA, Winter Springs, Florida, as its independent auditor. Michael F. Cronin audited the balance sheets of Voxel (successor company) as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

On December 16, 2008, through an acquisition of Series B preferred stock and common stock of the registrant and resulting conversion of the preferred stock into common stock, PetroTech Holdings Corp., a Delaware corporation (“PetroTech Holdings”), became the owner of 100,000,000 shares of common stock of the Company which, as of December 16, 2008, represented 99.9% of the total issued and outstanding common stock of the Company and 99.9% of the voting power.

On December 19, 2008, PetroTech Holdings assigned its entire interest in PA LLC, a Delaware limited liability company, to the registrant for no consideration. As a result of this assignment, the registrant’s membership interest in PA LLC was approximately 81.1% on a fully-diluted basis (not including a purchase option held by PetroTech Holdings) and the registrant ceased being a shell company.

The business of PA LLC is the registrant’s sole line of business.

Stark Winter audited the balance sheets of PA LLC as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the year ended December 31, 2007, the period from inception (September 22, 2006) to December 31, 2006, and the period from inception (September 22, 2006) through December 31, 2007.

Upon completion of the acquisition of the registrant and subsequent assignment of the PA LLC business to the registrant, Michael F. Cronin, CPA resigned effective January 15, 2009 and was replaced by Stark Winter. These actions were approved by the Company’s Board of Directors.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Stark Winter Schenkein & Co., LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees billed for other services rendered by Stark Winter Schenkein & Co., LLP during those periods.

Fees	2008	2007
Audit fees (1)	$40,500	$30,000
Audit related fees (2)	$0	$0
Tax fees (3)	$0	$0
All other fees (4)	$0	$0
Total	$40,500	$30,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits.
(2)	Stark Winter Schenkein & Co., LLP did not provide any “audit related services” during the period.
(3)	Stark Winter Schenkein & Co., LLP did not provide any “tax services” during the period.
(4)	Stark Winter Schenkein & Co., LLP did not provide any “other services” during the period.

PROPOSAL 2

RE-ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

Three directors were re-elected pursuant to the written consent of holders of a majority of the Company’s common stock obtained as at May 11, 2009. These directors are to serve until the next annual meeting of the Company’s stockholders, or the next time directors are elected, or the next time directors are elected by written consent in lieu of a meeting of stockholders, or until their respective successors are duly elected and qualified. Each of the directors re-elected are incumbent directors. The Board of Directors may also appoint additional directors up to the maximum number permitted under our by-laws. Each executive officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our certificate of incorporation and by-laws.

The name, age and position of our present directors and officers are as set forth below:

Name	Age	Positions
John S. Scott	58	Chairman of the Board

Isaac David Szpilzinger	61	Director

Sayan Navaratnam	34	Director

David Szostak	54	President, Secretary and Treasurer

Set forth below is biographical information with respect to each of the aforementioned individuals.

John S. Scott, Ph.D. has been the Chairman of the Board of Directors of the Company since December 16, 2008. Dr. Scott founded XL TechGroup, Inc. in 2002 and has been a Director of XL TechGroup, Inc. and its Chief Executive Officer since that date. Dr. Scott is an entrepreneur and inventor who has founded and successfully grown eleven technology companies within the past 25 years. Dr. Scott has authored business theories surrounding the development of successful technology enterprises, and lectures to business schools throughout the United States. Previously, he was a professor at the universities of Maryland and Arizona, and a visiting professor at the University of North Carolina. Dr. Scott has also been a consultant to the United States and various European governments, and was a national research council fellow at NASA. He earned a B.Sc in physics and astrophysics at Michigan State University and a Ph.D in the astrophysics/physics dual program from the University of Arizona’s Steward Observatory.

Isaac D. Szpilzinger has been a Director of the Company since December 16, 2008. He is an attorney in solo private practice licensed in the state of New York. From 1987 until 2006, Mr. Szpilzinger practiced with the law firm of Herzfeld & Rubin, P.C. where he was named a partner in 1994. He began his legal career in 1985 with a clerkship in the New York State Supreme Court, Appellate Division, Second Judicial Department. Mr. Szpilzinger holds a B.S. in Chemistry, cum laude, from Brooklyn College, and an M.A. in Chemistry and an Advanced Certificate in Educational Administration and Supervision from Brooklyn College. He also holds a Juris Doctor degree, cum laude, from New York Law School.

Sayan Navaratnam has been a Director of the Company since December 16, 2008. Since March 1, 2009, Mr. Navaratnam has been a Senior Managing Director of Laurus Capital Management, LLC and a Senior Managing Director of Valens Capital Management, LLC, entities affiliated with our principal shareholder. Since 2004, he has been the Chairman of Creative Vistas, Inc. (CVAS). From 2000 to 2003, Mr. Navaratnam was the Chief Operating Officer of ASPRO Technologies Ltd. From 1997 to 2000, he was the Chief Executive Officer of Satellite Communications Inc., and its research arm Satellite Advanced Technologies. Mr. Navaratnam currently serves on the board of a number of privately-held companies including AC Technical Systems, Iview Digital Video Solutions, Cygnal Technologies, White Radio, and Thinkpath. Mr. Navaratnam graduated from the University of Toronto with an Honours Double Specialist degree in economics and political science.

David Szostak has been President, Secretary and Treasurer of the Company since December 16, 2008 and the Chief Financial Officer of PA LLC since its inception in 2006. A certified public accountant, he is currently the Chief Financial Officer and a Director of XL TechGroup, Inc. Mr. Szostak began his career in Chicago, Illinois working as an auditor (CPA) for a large size accountancy firm (Laventhol and Howarth) and later other smaller accounting firms. In 1987, he was Corporate Controller at Extel, Inc., a global manufacturer of electronic communication equipment for industry and governments. When Extel acquired Hetra Computer, Inc., a manufacturer of government specialty computers, in 1990, Mr. Szostak relocated to Florida and accepted the position of Vice President and CFO of Hetra. In 1993, when XL Vision, the predecessor company to XL TechGroup, acquired Hetra, Mr. Szostak continued in the same position with XL Vision. Mr. Szostak is a director on the board of TyraTech, Inc. He earned his Bachelor of Science in finance at Southern Illinois University, with graduate studies at DePaul University in Chicago.

The following identifies significant employees of PA LLC, the Delaware limited liability company through which we operate our business.

Name	Age	Positions
John S. Scott	58	Chairman of the Board

Isaac David Szpilzinger	61	Director

Sayan Navaratnam	34	Director

Ottmar Dippold	66	Chief Executive Officer

William Grieco	37	Vice President - Engineering

Jim McCreary	50	Chief Operating Officer

Fred Tennant	50	Vice President - Business Development

David Szostak	54	Chief Financial Officer

Ottmar Dippold became the CEO of PA LLC in March 2008. Mr. Dippold joined Space Systems Laboratory in 1967 where he served as team leader for the design of next generation optical systems for the US Air Force and NASA. He was the founder, Chairman, CEO and President of Opto-Mecanik, Inc., a designer and manufacturer of infrared optical and laser-based systems and served in this capacity for 27 years. Mr. Dippold also served as Chairman of Applied Photonics, a provider of laser-based solutions to the semiconductor and flat panel display industries. Mr. Dippold received a degree in optical engineering from the Deroy Optical Institute, Munich, Germany.

William Grieco joined PA LLC in 2008 as its Vice President of Engineering. Mr. Grieco graduated from Georgia Institute of Technology with a Bachelor’s Degree in Chemical Engineering and received his M.S. in Chemical Engineering Practice and Ph.D. in Chemical Engineering, with a minor in Environmental Pollution Management, from Massachusetts Institute of Technology. Prior to joining PetroAlgae, Mr. Grieco most recently served as Director of Process Development with Alkermes, Inc. Prior to that, Mr. Grieco spent eight years at Rohm and Haas Company, where he held positions of increasing responsibility in process research and development and was Program Manager for Nanotechnology Applications in Emerging Technologies.

Jim McCreary is currently PA LLC’s Chief Operating Officer. He joined in 2006. Before joining PetroAlgae, he was the founding CEO, CFO, or CTO of over a dozen different new venture companies, most recently in software (ValueLogix), mobile communications (ThisInstant) and medical devices (VirtualScopics, RTek Medical Systems). Mr. McCreary has a Bachelor of Arts with Honors in Economics from Yale and an MBA with Distinction from the Harvard Business School.

Fred Tennant is currently Vice President of Business Development at PA LLC. Prior to joining PetroAlgae, Mr. Tennant was President and Managing Director of Shinkoh Technologies, Inc., a consulting firm specializing in international business development. His earlier experience includes management and marketing positions with Continental Grain Company and the agri-chemicals division of W.R. Grace. Mr. Tennant has a Bachelor of Science in Agri-Business from the University of Arkansas and an MIBA from US International University.

Committees of the Board of Directors; Meetings

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.

From December 16, 2008 (when our current Board of Directors was appointed) through December 31, 2008, the Board of Directors acted six times by unanimous written consent. During that period, the Board of Directors did not meet in person.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for all directors, officers and employees. The Code of Business Conduct and Ethics is available under the investor section of the Company’s website at www.petroalgae.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of the Investor Relations Department at PetroAlgae Inc., 1901 S. Harbor City Blvd., Suite 300, Melbourne, FL 32901, telephone: 321-409-7272, email: investorrelations@petroalgae.com.

Director Independence

None of our directors are independent.

Involvement in Certain Legal Proceedings

There are no material pending legal proceedings to which the Company is a party or any of its property is the subject.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, the Company believes that during the year ended December 31, 2008, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

1.	Sublease from XL TechGroup, Inc.

PA LLC currently subleases space from XL TechGroup, Inc. (“XL TechGroup”), on a month to month basis, at a current rate of $41,222 per month. Messrs. Scott and Szostak serve as directors and/or executive officers of both XL TechGroup and PA LLC. XL TechGroup founded and developed PA LLC from its inception.

2.	Issuance of Shares to Board Director

On December 19, 2008, in a private placement, PetroAlgae Inc. issued 1,000,000 shares of its common stock to Nationwide Solutions Inc., a Canadian corporation (“Nationwide Solutions”), that is performing consulting services for the Company. Sayan Navaratnam, a Company director, is the sole owner of Nationwide Solutions.

3.	Consulting Agreement with Board Director

As of March 1, 2009, Sayan Navaratnam accepted a position with both Laurus Capital Management, LLC (“Laurus Capital”) and Valens Capital Management, LLC (“Valens Capital”). In addition, Nationwide Solutions, Inc., a Canadian corporation of which Mr. Navaratnam is the sole shareholder, has entered into a consulting agreement with both Valens Capital and Laurus Capital.

4.	Issuance of Shares to Entities Affiliated with Principal Shareholder

On December 22, 2008, in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, PetroAlgae Inc. issued and sold 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. SPV I, LLC, and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens Offshore SPV I, Ltd. The Company used the proceeds of this private placement to fund the working capital needs of PA LLC.

Related party transactions are reviewed by the Board of Directors of PetroAlgae Inc.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as PA LLC’s principal executive officers during the last three completed fiscal years, and all non-cash compensation awarded to those same individuals as of December 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Company Stock Awards	Total Compensation
Ottmar Dippold, Chief Executive Officer (1)	2006	$193,750	$58,110	(2)	$—	$251,860
	2007	$210,000	$—	(4)	$—	$210,000
	2008	$233,077	$68,900	(5)	$—	$301,977

Jim McCreary, Chief Operating Officer (1)	2006	$16,154	$—		$—	$16,154
	2007	$200,000	$—	(4)	$—	$200,000
	2008	$200,000	$53,000	(5)	$—	$253,000
David Szostak, Chief Financial Officer (1)	2006	$275,000	$82,500	(2)	$—	$357,500
	2007	$300,000	$—	(4)	$—	$300,000
	2008	$271,154	$59,625	(5)	$—	$330,779
John Scott, Chairman of the Board (1)	2006	$475,000	$142,500	(2)	$—	$617,500
	2007	$500,000	$—	(4)	$—	$500,000
	2008	$451,923	$99,375	(5)	$—	$551,298

William Grieco, VP Engineering (3)	2006	$—	$—		$—	$—
	2007	$—	$—		$—	$—
	2008	$107,692	$32,861	(5)	$—	$140,553

Fred Tennant, VP Business Development	2006	$—	$—		$—	$—
	2007	$134,615	$20,966	(2)	$—	$155,581
	2008	$150,385	$27,030	(5)	$—	$177,415

(1)	Executive officers compensated directly by XL TechGroup, Inc. for these periods. A portion of those costs were charged to PA LLC as an expense. Beginning August 1, 2008, all executive officers were employed directly by PA LLC.

(2)	Bonus amounts are shown for the period in which they were earned. They were paid in the subsequent period.

(3)	William Grieco joined PA LLC in April 2008.

(4)	Bonus amount adjusted due to not being paid.

(5)	Bonus amounts are shown for the period in which they were earned. They were paid in the first quarter of 2009.

Equity Awards in PA LLC

The following table sets forth information with respect to equity awards in PA LLC held by PA LLC’s principal executive officers at December 31, 2008.

Name	Unvested Units	Vested Units (2)	Total Unit Awards (1)
Ottmar Dippold	209,435	209,435	418,870
Jim McCreary	140,000	—	140,000
David Szostak	270,000	—	270,000
John Scott	800,000	—	800,000
William Grieco	90,000	—	90,000
Fred Tennant	87,500	12,500	100,000

(1)	Incentive equity awards in PA LLC are in the form of Class B Units. Employees holding Units in PA LLC will be offered the opportunity pursuant to the Company’s 2009 Equity Compensation Plan to exchange their Class B Membership Units for common stock in PetroAlgae Inc.

(2)	Once restrictions on Class B Units are met, those units convert into Class A Membership Units (vested).

PROPOSAL 3

ADOPTION OF THE COMPANY’S

2009 EQUITY COMPENSATION PLAN

The Company’s 2009 Equity Compensation Plan was adopted pursuant to the written consent of holders of a majority of the Company’s common stock obtained as at May 11, 2009.

Description of the 2009 Equity Compensation Plan

The following is a brief description of certain important features of the 2009 plan, the full text of which is attached as Annex A. This summary is qualified in its entirety by reference to Annex A.

We intend to file a registration statement, pursuant to the Securities Act of 1933, as amended, on Form S-8, to register the shares authorized for grant under the 2009 plan.

General. The 2009 plan provides for various types of awards denominated in shares of Company common stock to employees, officers, non-employee directors, agents, advisors and consultants of the Company and its participating subsidiaries. The 2009 plan also provides employees of PA LLC with the opportunity to exchange their PA units (issued to them pursuant to PA’s Equity Incentive Plan) for stock-based awards in the Company. The Company believes that the 2009 plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

Administration. The 2009 plan shall be administered and interpreted by the Board of Directors or by a Committee appointed by the Board of Directors. If the Board of Directors administers the 2009 plan, references to the “Committee” shall be deemed to refer to the Board of Directors. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the 2009 plan.

The Committee has the authority to administer and interpret the 2009 plan, to determine the employees to whom awards will be made under the 2009 plan and, subject to the terms of the 2009 plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate with respect to the administration of the 2009 plan, subject to the minimum vesting requirements of the 2009 plan, the provisions of Sections 162(m) and 409A of the Internal Revenue Code and any applicable laws or exchange rules.

Eligibility. All “employees” — within the broad definition set forth in the instructions to the SEC’s Form S-8 registration statement — are eligible to receive awards under the 2009 plan. This definition includes non-employee directors of the Company and advisors and consultants who perform services for the Company. Participation is discretionary — awards are subject to approval by the Committee.

Shares Subject to the Plan. The 2009 plan provides that up to four million shares shall be available for grant pursuant to the various types of awards that may be granted under the plan.

The number of shares authorized for grant under the 2009 plan is subject to adjustment, as described below, if there is a change in the common stock, such as a stock split or other transaction that increases (or decreases) the number of shares of common stock outstanding.

Shares of Company common stock issued in connection with awards under the 2009 plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both.

If an award under the 2009 plan is forfeited, canceled, or terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the 2009 plan.

Limits on Awards. There are no limits to the class or classes of employees to which awards may be granted under the 2009 plan, or to the number of shares authorized for grant that may be granted pursuant to the various types of awards permitted under the plan. However, the aggregate number of shares of Company common stock that may be subject to awards of stock options and/or stock awards under the 2009 plan to any one employee in a calendar year shall not exceed one million. This limit will be subject to adjustment, as described below, to reflect certain changes in the outstanding common stock, such as a stock split.

Types of Awards. The following types of awards may be made under the 2009 plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations as are provided in the plan. The number of shares subject to any award is also determined by the Committee, in its discretion.

Restricted Stock. A restricted stock award is an award of outstanding shares of Company common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards. All shares underlying outstanding restricted stock awards are voted proportionately to the restricted shares for which voting instructions are received.

Deferred Stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Company common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units. A stock unit is an award denominated in shares of Company common stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the Committee.

Stock Payment. Subject to plan limits, the Committee may issue unrestricted shares of Company common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall determine. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code), or to provide incentives or recognize special achievements or contributions. Because stock payments are not subject to vesting conditions, they may be made only from the 20% of the shares authorized for awards under the 2009 plan that are not subject to the minimum vesting requirements described below.

Non-qualified Stock Options. An award of a non-qualified stock option under the 2009 plan grants a participant the right to purchase a certain number of shares of Company common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the “fair market value” (see below) of Company common stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of Company common stock already owned by the participant, or with the proceeds from a sale of the shares subject to the option. A non-qualified stock option is an option that does not qualify under Section 422 of the Internal Revenue Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Internal Revenue Code, which include an exercise price of no less than 100% of “fair market value” on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment with respect to any gain related to the exercise of the option.

Definition of “Fair Market Value.” For purposes of any option granted under the 2009 plan, “fair market value” means the last reported sale price of the Company common stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported on the applicable national securities exchange.

Minimum Vesting Requirements. Under the 2009 plan, 80% of the shares available for awards under the plan may not be subject to awards that may vest in full prior to the third anniversary of the award date (except in certain circumstances, such as retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a participant’s employer or other similar event). Additionally, this three-year minimum vesting schedule will not apply to the extent that any award would become vested upon the achievement of performance objectives over a period of at least one year, and such objectives are in fact achieved.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made by methods permitted by the Committee from time to time, including payment in cash, by tendering (actually or by attestation) shares of Company common stock owned by the participant for any minimum period of time that the Committee may specify, and that have a fair market value equal to the exercise price; by a combination of cash and shares of Company common stock; or by authorizing the sale of the number of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised — that is, to be exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Additional Forfeiture Provisions. Awards granted under the 2009 plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that are materially injurious to or in competition with the Company.

Non-U.S. Participants. To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the U.S. may be subject to special terms, conditions and documentation as provided by the Committee.

Deferrals. The Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Committee determines, but not in contravention of Section 409A of the Internal Revenue Code. In addition, the Committee may, but not in contravention of Section 409A of the Internal Revenue Code, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a Federal income tax deduction with respect to an award granted under the 2009 plan.

Non-Transferability. During the vesting period, and prior to the lapse of any sale restriction on shares delivered in an option exercise, awards and sale restricted shares are not transferable other than by will or the laws of descent and distribution. However, the Committee may permit participants to transfer certain non-qualified stock options or shares issued as a result of an option exercise but that are subject to a restriction on transferability, one time to an immediate family member or a trust for the benefit of immediate family members.

Adjustments. The 2009 plan provides that the Committee shall make appropriate equitable adjustments to the maximum number of shares available for issuance under the 2009 plan and other limits stated in the plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. Such changes will be made to reflect changes in the capital structure of the Company (including a change in the number of shares of common stock outstanding) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, and/or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. Such adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Internal Revenue Code and other applicable laws and regulations. The Committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company.

Change of Control. The 2009 plan provides that at any time prior to, at or after the time of a “change of control” (as defined in the plan) that, with respect to a participant whose employment has been terminated as a result of the change of control, the Committee, may, in its discretion, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment or distribution of an award, or provide for the purchase of any award. For these purposes, a termination as a result of the change of control shall mean involuntary termination of employment other than for “gross misconduct” or by the participant for “good reason” (each as defined in the applicable award agreement) upon, or on or prior to the first anniversary of the change of control. In addition, the Committee may also provide for the termination or adjustment of awards as it deems necessary to reflect a transaction or change, or for the assumption or substitution of awards by a surviving corporation, upon a change of control.

The 2009 plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Company securities representing 50% or more of the combined voting power of then outstanding securities; (ii) adoption by stockholders of a plan or proposal for the dissolution or liquidation of the Company; (iii) certain changes in the majority of the board of directors (not including the election of directors whose election or nomination was approved by a majority of the then incumbent board); (iv) a sale, transfer or distribution of all or substantially all of the Company’s assets; or (v) a reorganization, merger, consolidation or other corporate transaction that results in Company stockholders not owning more than 50% of the combined voting power of the Company or other corporation resulting from the transaction.

Notwithstanding the foregoing, for any awards subject to Section 409A of the Internal Revenue Code, the effect of a change of control and what constitutes a change of control shall be set forth in the terms governing the actual award.

Amendment and Termination. The 2009 plan may be further amended, suspended or terminated by the Board at any time, provided that no amendment shall be made without stockholder approval if such approval is required in order to comply with the Internal Revenue Code or other applicable law, or to comply with applicable stock exchange requirements. Notwithstanding the foregoing, with respect to awards subject to Section 409A of the Internal Revenue Code, any termination, suspension or amendment of the plan shall conform to the requirements of Section 409A of the Internal Revenue Code. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the plan shall adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

Duration. The 2009 plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

Plan Benefits. Future benefits under the 2009 plan are not currently determinable. Whether future awards are made depends on Committee actions, and even in cases where the terms of employee contracts call for guaranteed bonuses to be paid as stock awards, or otherwise provide for any type of equity awards, all equity awards are subject to vesting conditions, so the monetary benefits to be gained from any equity award will ultimately depend on the future price of Company common stock, among other factors.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to ratify the appointment of Stark Winter as independent auditor of the Company for 2009, authorize the appointment of the Board of Directors, and to adopt the 2009 Equity Compensation Plan, which vote was obtained through the written consent of PetroTech Holdings Corp., as the record owner of approximately 95.8% of the issued and outstanding shares of our common stock as at May 11, 2009.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Our internet address is www.petroalgae.com and the investor section of our web site is located at https://investor.petroalgae.com/. We make available free of charge, on the investor section of our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934 (“Exchange Act”), as well as proxy statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the U.S. Securities and Exchange Commission. Also posted on our web site, and available in print upon request of any shareholder to our Investor Relations Department, are our certificate of incorporation and by-laws and our Code of Business Conduct and Ethics governing our directors, officers and employees. Within the time period required by the SEC, we will post on our web site any amendment to the Code of Business Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer (as defined in the Code).

Our Investor Relations Department can be contacted at PetroAlgae Inc., 1901 S. Harbor City Blvd., Suite 300, Melbourne, FL 32901, telephone: 321-409-7272, email: investorrelations@petroalgae.com.

Delivery of Documents to Stockholders Sharing an Address

Unless we have received contrary instructions from a stockholder, we are delivering only one annual report to stockholders and one Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of the annual report and this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the annual report or Information Statement, may direct such request to the Investor Relations Department at PetroAlgae Inc., 1901 S. Harbor City Blvd., Suite 300, Melbourne, FL 32901, telephone: 321-409-7272, email: investorrelations@petroalgae.com. Stockholders who receive multiple copies of the Information Statement or annual report at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

May 12, 2009

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John S. Scott

John S. Scott

Chairman of the Board

Annex A

PETROALGAE INC.

2009 EQUITY COMPENSATION PLAN

Effective Date: June     , 2009

PETROALGAE INC.

2009 EQUITY COMPENSATION PLAN

The purpose of this PetroAlgae Inc. 2009 Equity Compensation Plan (the “Plan”) is to provide (i) employees of PetroAlgae Inc., a Delaware corporation (the “Company”) and its parent and subsidiaries (including without limitation PA LLC, a Delaware limited liability company f/k/a PetroAlgae, LLC, hereinafter “PA”), (ii) certain consultants and advisors who perform services for the Company and its parent and subsidiaries (including without limitation PA) and (iii) non-employee members of the Board of Directors of the Company and its parent and subsidiaries (including without limitation PA) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and other stock-based awards. The Plan also provides employees of PA with the opportunity to exchange their PA units (issued to them pursuant to PA’s Equity Incentive Plan) for stock-based awards in the Company, on such terms as are provided below. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan is effective as of June         , 2009.

Section 1. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Award” shall mean an Option or other form of Stock Award granted under the Plan.

(b) “Award Agreement” shall mean the paper or electronic document evidencing an Award granted under the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than fifty percent (50%) of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than fifty percent (50%) of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, what constitutes a Change of Control shall be set forth in the underlying Award programs and/or Award Agreements.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

(f) “Committee” shall mean the committee, consisting of one or more members of the Board who shall satisfy the requirements of Rule 16b-3 of the 1934 Act and who shall also qualify, and remain qualified, as “outside directors”, as defined in Section 162(m) of the Code, designated by the Board to administer the Plan. Notwithstanding the foregoing, if the Board administers the Plan, references to the “Committee” shall be deemed to refer to the Board.

(g) “Company” shall mean PetroAlgae Inc., a Delaware corporation.

(h) “Common Stock” shall mean the common stock of the Company, par value $.001 per share.

(i) “Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.

(j) “Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(d) and Section 7(f).

(k) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Common Stock subject to an Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Common Stock in consideration other than cash.

(l) “Effective Date” shall mean June         , 2009.

(m) “Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee.

(n) “Employer” shall mean the Company and each of its Parent and Subsidiaries.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Exercise Price” shall mean the purchase price per share of Common Stock subject to an Option.

(q) “Fair Market Value” shall mean:

(i) If the Common Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the Common Stock has been admitted to trading on the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market (collectively, the “NASDAQ Market”), and such is the principal market for the Common Stock, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Common Stock is then admitted to trading on the OTCBB, the last reported sale price of a share of Common Stock on the relevant date, as reported by the OTCBB or, if shares are not reported on the OTCBB, as determined by the Committee through any reasonable valuation method authorized under the Code.

(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through the reasonable application of any valuation method authorized under the Code and the Treasury Regulations thereunder.

(r) “Incentive Stock Option”, or “ISO”, shall mean an option to purchase Common Stock that is intended to meet the requirements of Section 422 of the Code.

(s) “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Employee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), any attempt by such person, directly or indirectly, to induce any employee of the Company or any Subsidiary to be employed or perform services elsewhere, any disparagement by such person of the Company, any Subsidiary or any of their respective officers or directors, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Employee in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(t) “1934 Act” shall mean the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

(u) “Non-Employee Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of any Parent or Subsidiary.

(v) “Nonqualified Stock Option” shall mean an option to purchase Common Stock that is not designated as an Incentive Stock Option.

(w) “Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 6 and Section 7(f). The term “Option” as used in this Plan includes the terms “Nonqualified Stock Option” and “Incentive Stock Option”.

(x) “Other Stock-Based Award” shall mean any Award based on, measured by or payable in Common Stock, as described in Section 8.

(y) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Participant” shall mean an Employee who has been granted an Award under the Plan.

(aa) “Plan Administrator” shall have the meaning set forth in Section 9.

(bb) “Restriction Period” shall mean the period of time during which the Stock Awards remain subject to the restrictions designated in the Award Agreement.

(cc) “Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c) and Section 7(f).

(dd) “Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff) “Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

(gg) “Service” shall mean the performance of services for the Employer, whether now existing or subsequently established) by a person in the capacity of an Employee, except to the extent otherwise specifically provided in the Award Agreement. For purposes of the Plan, an Employee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Employee no longer performs services in any of the foregoing capacities for the Employer or (ii) the entity for which Employee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Employee may subsequently continue to perform services for that entity.

(hh) “Stock Award” shall have the meaning set forth in Section 7(a).

(ii) “Stock Payment” shall mean a stock payment that is subject to the terms, conditions and limitations described or referred to in Section 7(b) and Section 7(f).

(jj) “Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(e) and Section 7(f).

(kk) “Subsidiary” shall mean any corporation, limited liability company, or other form of corporate entity (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such entity (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock or other form of equity possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity in one of the other corporations in such chain. As used herein, Subsidiary shall include, without limitation, PA.

(ll) “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

Section 2. Administration

(a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. To the extent that the Board administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as if deems appropriate, in its sole discretion, from time to time.

(b) Committee Authority. The Committee’s sole authority shall include, but not be limited to, the authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size and terms of the Awards to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Award, subject to the provisions of Section 18, (v) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto, and (vi) deal with any other matters arising under the Plan. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Section 7(f) and Section 409A of the Code with respect to all Participants, and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion.

(d) Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

(e) Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

Section 3. Awards

Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, and Other Stock-Based Awards as described in Section 8. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. Awards shall not be pensionable. Notwithstanding anything herein to the contrary, no Options, Awards or Other Stock-Based Awards shall be granted hereunder unless the shares to be issued in connection therewith have been registered under a then currently effective registration statement under the Securities Act.

Section 4. Available Shares of Common Stock Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in Section 4(b) below, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards (including ISOs) granted under the Plan shall not exceed four million (4,000,000) shares of Common Stock. Subject to adjustment as described in Section 4(b) below, the aggregate number of shares of Common Stock that may be granted to any single individual during a calendar year in the form of Options and/or Stock Awards shall not exceed one million (1,000,000). Common Stock issued pursuant to Awards granted under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock (including shares purchased by the Company on the open market for purposes of the Plan), or both. If and to the extent Options granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall again be available for purposes of the Plan. Shares of Common Stock surrendered in payment of the Exercise Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Awards under the Plan shall again be available for issuance or transfer under the Plan. All Awards under the Plan shall be expressed in shares of Common Stock. To the extent that Awards are paid in cash, and not in shares of Common Stock, the shares subject to such Awards shall again be available for issuance or transfer under the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a reclassification or change in par value, or (iii) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the kind and number of shares covered by outstanding Awards and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards. In the event of a Change in Control of the Company, the provisions of Section 14 of the Plan shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

Section 5. Eligibility for Participation

(a) Eligible Persons. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan.

(b) Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Employees and participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

(c) Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(c) without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary, or any Assistant Secretary or other appropriate officer of the Company, may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatement or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code and that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

Section 6. Options

The Committee may grant Options upon such terms as the Committee deems appropriate subject to the following provisions:

(a) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to Option grant.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, provided, however, that Incentive Stock Options may be granted only to employees of the Company, its parent or any subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code. Except as otherwise provided in Section 6 and Section 7(f), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to the provisions of Section 422 of the Code, and except as provided in Section 7(f), the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan.

(ii) The Exercise Price shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The term of any Option shall not exceed ten (10) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, may not have a term that exceeds five (5) years from the date of grant.

(d) Exercisability of Options. Options shall become exercisable at such times and in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. The Committee shall have complete discretion to accelerate the exercisability of any and all outstanding Options at any time for any reason. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or check (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) to the extent the Company has established a cashless exercise program, by payment through a broker under such program, or (iv) by such other method as the Committee may approve. Additionally, the Committee may provide that an Option may be “net exercised”, meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or cancelled. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment of the Exercise Price and any required withholding taxes must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of any shares.

(e) Awards to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances to the extent permitted by applicable regulations).

(f) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(g) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(h) Termination of Service.

(1) The following provisions shall govern the exercise of any Options that are outstanding at the time of the Participant’s cessation of Service or death:

(i) Any Option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the Award Agreement, but no such Option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance.

(iii) Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding Options, then all of those Options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the Option may not be exercised for more than the number of vested shares for which the Option is at the time exercisable. No additional shares shall vest under the Option following the Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Committee in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any shares for which the Option has not been exercised.

(2) The Committee shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any Option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that Option or the immediate sale of the shares acquired under such Option could not be effected in compliance with applicable laws, but in no event shall such an extension result in the continuation of such Option beyond the expiration date of the term of that Option, and/or

(iii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

Section 7. Stock Awards

(a) Form of Awards. The Committee may grant Awards (“Stock Awards”) that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to, Awards of Restricted Stock, Deferred Stock and Stock Units. Except as otherwise provided in (f), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time. Such Stock Awards may also include the issuance of shares of Common Stock, or units equivalent in value to shares of Common Stock or otherwise based on or related to shares of Common Stock, to holders of units in PA (who received those units as equity compensation pursuant to PA’s Equity Incentive Plan) in exchange for such person’s PA units and on such terms as the Committee, in its sole discretion, determines.

(b) Stock Payment. If not prohibited by applicable law and to the extent allowed by (f) of the Plan, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment under the Plan may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock used for such payment may be valued at a Fair Market Value at the time of payment as determined by the Committee in its sole discretion.

(c) Restricted Stock. Except as otherwise provided in (f), Awards of Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(d) Deferred Stock. Except as otherwise provided in (f) and subject to Section 409A of the Code to the extent applicable, Awards of Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(e) Stock Units. A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, except as otherwise provided (f) and subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(f) Minimum Vesting. Except for stock-denominated Awards that by their terms may be settled only in cash or Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Employees as a result of such transaction, or as provided in this Section 7(f) and in Section 14, Awards shall not vest in full prior to the third anniversary of the Award date; provided, however, that the Committee may, in its sole discretion, grant Awards that provide for accelerated vesting (i) on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant’s employer or any other similar event, and/or (ii) upon the achievement of performance criteria specified by the Committee, as provided in Section 7(g). Notwithstanding the foregoing, up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) may be granted subject to Awards with such other vesting requirements, if any, as the Committee may establish in its sole discretion (which number of shares shall be subject to adjustment in accordance with Section 4(b)) and which shall not include any shares subject to Awards that may be settled only in cash or that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Employees as a result of such transaction, or granted pursuant to Section 7(g) or any other provision of this Section 7(f).

(g) Performance Criteria. At the discretion of the Committee, Awards may be made subject to, or may vest on an accelerated basis upon, the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. The Committee, in its sole discretion, may establish or measure performance criteria based on International Financial Reporting Standards or other appropriate accounting principles then in general use and accepted for financial reports the Company is required to file with the United States Securities and Exchange Commission

(h) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 13 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

Section 8. Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6 and 7 of the Plan) that are based on or measured by Common Stock, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

Section 9. Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules). In such cases, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other Awards (including, for these purposes, outstanding awards granted under any other plan of the Company) that are eligible to vote (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

Section 10. Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provided that Stock Awards shall earn dividends or Dividend Equivalents. Such dividends or Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms as the Committee may establish, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents, provided, however, if the payment or crediting of dividends or Dividend Equivalents is in respect of a Stock Aware that is subject to Section 409A of the Code, then the payment or crediting of such dividends or Dividend Equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

Section 11. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

Section 12. Withholding of Taxes

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

Section 13. Transferability of Awards

(a) Nontransferability of Awards. Except as provided below, Awards may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. During the lifetime of the Participant, Awards may only be exercised by the Participant. When a Participant dies, the beneficiaries or the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s beneficiary designation or the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 14. Consequences of a Change of Control

Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;

(ii) provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change of Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exerciseable or payable;

(iii) terminate any or all outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(iv) determine that outstanding Awards shall be assumed by or replaced with comparable grants, by the surviving corporation, (or a parent or subsidiary of the surviving corporation).

For purposes of paragraphs (i) and (ii) above, any Participant whose employment is terminated by the Company other than for “gross misconduct”, or by the Participant for “good reason” (each as defined in the applicable Award Agreement) upon, or on or prior to the first anniversary of, a Change of Control, shall be deemed to have been terminated as a result of the Change of Control. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change of Control shall be set forth in the underlying Award programs and/or Award Agreements.

Section 15. Restrictions on Awards and Exercises

(a) Notwithstanding any other provisions of the Plan:

(i) if and for so long as Common Stock is admitted to the NASDAQ Market no Awards may be made pursuant to the Plan and no shares of Common Stock may be issued pursuant to any outstanding Awards at any time if to do so would conflict with the provisions of any rules or regulations issued, promulgated, or enforced by the NASDAQ Market;

(ii) if and for so long as Common Stock is admitted to trading on the OTCBB no Awards may be made pursuant to the Plan and no shares of Common Stock may be issued pursuant to any outstanding Awards at any time if to do so would conflict with the provisions of any rules or regulations issued, promulgated, or enforced by the OTCBB; and

(iii) no Awards may be made pursuant to the Plan and no shares of Common Stock may be issued pursuant to any outstanding Awards at any time if to do so would conflict with the provisions of any laws, rules or regulations issued, promulgated, or enforced by the Securities and Exchange Commission, including without limitation the Securities Act and the Exchange Act.

(b) If the Award or issuance of shares of Common Stock is prevented by the application of Section 15(a) above, the Award or issuance shall be permitted as soon as practicable once the relevant restriction in the NASDAQ Market or OTCBB rules, as appropriate, no longer applies.

Section 16. Requirements for Issuance or Transfer of Shares

No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements and the requirements of any stock exchange or market on which the Common Stock is listed or traded applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 17. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

Section 18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend, suspend or terminate the Plan at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 14 and Section 18(b), no termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of a Participant’s offer letter or employment agreement, and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 18(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 18(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 18(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

Section 19. Miscellaneous

(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become employees of the Company, its parent or any subsidiary of the Company, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an employee of the Company, its parent or any subsidiary of the Company, by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Rights of Participants. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights. Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10.

(d) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations (including without limitation the Securities Act and the Exchange Act), and to approvals by any governmental or regulatory agency as may be required. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.

(e) Expenses of the Plan. The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries.

(f) Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(g) Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(h) No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

(i) Other Benefit and Compensation Programs. Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

(j) Successors and Assigns. The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.